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                                                                    EXHIBIT 11

                                     AGREEMENT


     This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Sunrise International Leasing Corporation is being filed by and on behalf of each of the persons named below. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


March 19, 1999                           /s/ Peter J. King
                                       ---------------------------------------
                                        Peter J. King


                                       THE KING MANAGEMENT CORPORATION


                                       By:       /s/ Peter J. King
                                           -----------------------------------
                                                 Peter J. King
                                                 Chief Executive Officer


                                         /s/ Stephen D. Higgins
                                       ---------------------------------------
                                        Stephen D. Higgins